================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM T-1

           STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                      TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                 ---------------

                        U.S. TRUST COMPANY OF TEXAS, N.A.
               (Exact name of trustee as specified in its charter)

                                                                 75-2353745
  (State of incorporation                                     (I.R.S. employer
  if not a national bank)                                    identification No.)

 2001 Ross Ave, Suite 2700                                          75201
       Dallas, Texas                                              (Zip Code)
   (Address of trustee's
principal executive offices)


                               Compliance Officer
                        U.S. Trust Company of Texas, N.A.
                            2001 Ross Ave, Suite 2700
                               Dallas, Texas 75201
                                 (214) 754-1200
            (Name, address and telephone number of agent for service)

                                 ---------------

                                 CD RADIO, INC.
               (Exact name of OBLIGOR as specified in its charter)

               Delaware                                          52-1700207
    (State or other jurisdiction of                          (I. R. S. Employer
    incorporation or organization)                           Identification No.)

 1221 Avenue of the Americas, 36th Fl.                              10020
             New York, NY                                         (Zip code)
(Address of principal executive offices)

                           --------------------------

                    % Convertible Subordinated Notes due 2009
                       (Title of the indenture securities)

================================================================================

                                     GENERAL

1.  General Information.

    Furnish the following information as to the Trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

            Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                 (Board of Governors of the Federal Reserve System)
            Federal Deposit Insurance Corporation, Dallas, Texas
            The Office of the Comptroller of the Currency, Dallas, Texas

    (b)  Whether it is authorized to exercise corporate trust powers.

            The Trustee is authorized to exercise corporate trust powers.


    2.  Affiliations with Obligor and Underwriters.

        If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

        None.


    3.  Voting Securities of the Trustee.

        Furnish the following information as to each class of voting securities of the Trustee:

                            As of September 21, 1999

--------------------------------------------------------------------------------

                     Col A.                          Col B.

--------------------------------------------------------------------------------

                 Title of Class                 Amount Outstanding

--------------------------------------------------------------------------------

    Capital Stock - par value $100 per share       5,000 shares


    4.  Trusteeships under Other Indentures.

        Not Applicable


    5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

        Not Applicable

    6.  Voting Securities of the Trustee Owned by the Obligor or its Officials.

        Not Applicable


    7.  Voting Securities of the Trustee Owned by Underwriters or their
        Officials.

        Not Applicable


    8.  Securities of the Obligor Owned or Held by the Trustee.

        Not Applicable


    9.  Securities of Underwriters Owned or Held by the Trustee.

        Not Applicable


    10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

        Not Applicable


    11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

        Not Applicable


    12. Indebtedness of the Obligor to the Trustee.

        Not Applicable


    13. Defaults by the Obligor.


        Not Applicable


    14. Affiliations with the Underwriters.

        Not Applicable


    15. Foreign Trustee.

        Not Applicable


    16. List of Exhibits.

        T-1.1 - A copy of the Articles of Association of U.S. Trust
                Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement,
                Registration No. 22-21897.

    16. (con't.)

        T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas,
                N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

        T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

        T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

As of September 21, 1999, the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of May 21, 1999, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,597,534 shares of $1 par value Common Stock as of May 21, 1999.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.

                                 ---------------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S. Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 21st day of September, 1999.


                                            U.S. Trust Company
                                            of Texas, N.A., Trustee


                                            By:    /s/ PATRICIA GALLAGHER
                                                --------------------------------
                                                   Authorized Officer

                                                                   Exhibit T-1.6


                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of CD Radio, Inc.'s Convertible Subordinated Notes, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.


                                            U.S. Trust Company of Texas, N.A.


                                            By:    /s/ PATRICIA GALLAGHER
                                                --------------------------------
                                                   Authorized Officer


PG/pg
(rev:kk)

                                                      BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
                                                      OMB NUMBER: 7100-003
                                                      FEDERAL DEPOSIT INSURANCE CORPORATION
                                                      OMB NUMBER: 3064-005
                                                      OFFICE OF THE COMPTROLLER OF THE CURRENCY
                                                      EXPIRES MARCH 31, 2002

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
--------------------------------------------------------------------------------------------------------------
                                                                                                       [ 1 ]

                                                      PLEASE REFER TO PAGE I,
                                                      TABLE OF CONTENTS, FOR
                                                      THE REQUIRED DISCLOSURE
                                                      OF ESTIMATED BURDEN.
--------------------------------------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF
$100 MILLION OR MORE BUT LESS THAN $300 MILLION - FFIEC 033

REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1999               19990630
                                                            --------
                                                           (RCRI 9999)

This report is required by law: 12 U.S.C. 'SS' 324      This report form is to be filed by banks with
(State member banks); 12 U.S.C. 'SS' 1817 (State       domestic offices only. Banks with foreign offices
nonmember banks); and 12 U.S.C. 'SS' 161 (National     (as defined in the instructions) must file FFIEC
banks).                                                 031.
--------------------------------------------------------------------------------------------------------------
NOTE: The Reports of Condition and Income must be       The Reports of Condition and Income are to be
signed by an authorized officer and the Report of       prepared in Accordance with Federal regulatory
Condition must be attested to by not less than two      authority instructions.
directors (trustees) for State nonmember banks and
three directors for State member and national
Banks.
                                                        We, the undersigned directors (trustees), attest
                                                        to the correctness of the Report of Condition
I, Alfred B. Childs, Managing Director                  (including the supporting schedules) for this report
---------------------------------------------------     date and declare that it has been examined by us and
Name and Title of Officer Authorized to Sign Report     to the best of our knowledge and belief has been
                                                        prepared in conformance with the instructions issued
Of the named bank do hereby declare that the            by the appropriate Federal regulatory authority and
Reports of Condition and Income (including the          is true and correct.
supporting schedules) for this report date have
been prepared in conformance with the instructions       /s/ Stuart M. Pearman
issued by the appropriate Federal regulatory            ------------------------------------------------------
authority and are true to the best of my knowledge.     Director (Trustee)


 /s/ Alfred B. Childs                                    /s/ J.T. More, Jr.
---------------------------------------------------     -----------------------------------------------------------------
Signature of Officer Authorized to Sign Report          Director (Trustee)


 July 21, 1999                                           /s/ Peter J. Denker
---------------------------------------------------     -----------------------------------------------------------------
Date of Signature                                       Director (Trustee)

--------------------------------------------------------------------------------------------------------------
SUBMISSION OF REPORTS

Each bank must prepare its Reports of Condition and     (if other than EDS) must transmit the bank's computer
Income either:                                          data file to EDS.

(a) in electronic form and then file the computer       For electronic filing assistance, contact EDS Call
    data file directly with the banking agencies'       Report Services, 2150 N. Prospect Ave., Milwaukee,
    collection agent, Electronic Data Systems           WI 53202, telephone (800) 255-1571.
    Corporation (EDS), by modem or on computer
    diskette; or                                        To fulfill the signature and attestation
                                                        requirement for the Reports of Condition and Income
(b) in hard-copy (paper) form and arrange for           for this report date, attach this signature page
    another party to convert the paper report to        (or a photocopy or a computer-generated version of
    electronic form. That party                         this page) to the hard-copy record of the completed
                                                        report that the bank places in its files.

--------------------------------------------------------------------------------------------------------------
FDIC Certificate Number:            33217               U.S. TRUST COMPANY OF TEXAS, N.A.
                                    -----              -------------------------------------------------------
                                 (RCRI 9050)            Legal Title of Bank (TEXT 9010)

                                                        DALLAS
                                                       -------------------------------------------------------
                                                        City (TEXT 9130)

                                                        TX                             75201
                                                        -------------------------------------------------------
                                                        State Abbrev. (TEXT 9200)      Zip Code (TEXT 9220)


Board of Governors of the Federal Reserve System,
Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

U.S. TRUST COMPANY OF TEXAS, N.A.     Call Date:   06/30/1999     State #:  48-6797     FFIEC 033
2001 ROSS AVENUE, SUITE 2700          Vendor ID:   D               Cert #:  33217          RC-1
DALLAS, TX  75201                     Transit #:   11101765

                                                                                        ---------
                                                                                            9
                                                                                        ---------


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1999

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                                                                    C200<-

                                                                                         Dollar Amounts In Thousands
-----------------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):                        RCON
                                                                                                     ---- ------------
   a. Noninterest-bearing balances and currency and coin(1) ________________________________________ 0081      1,344   1.a
                                                                                                          ------------
   b.Interest-bearing balances(2) __________________________________________________________________ 0071      1,565   1.b
                                                                                                          ------------

  2. Securities:                                                                                          ------------
   a. Held-to-maturity securities (from Schedule RC-B, Column A) ___________________________________ 1754          0   2.a
                                                                                                          ------------
   b. Available-for-sale securities (from Schedule RC-B, column D)__________________________________ 1773    129,935   2.b
                                                                                                          ------------
  3. Federal funds sold and securities purchased under agreements to resell ________________________ 1350     10,000   3.
                                                                                                          ------------
  4. Loans and lease financing receivables:                                      RCO
                                                                                 ---
                                                                                 N
                                                                                 -    -------------
   a. Loans and leases, net of unearned income (from Schedule RC-C) ____________ 2122      26,398                      4.a
                                                                                      -------------
   b. LESS:  Allowance for loan and lease losses _______________________________ 3123         260                      4.b
                                                                                      -------------
   c. LESS:  Allocated transfer risk reserve ___________________________________ 3128           0                      4.c
                                                                                      -------------

   d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a                     RCO
                                                                                                     ---
                                                                                                     N
                                                                                                     -    ------------
      minus 4.b and 4.c) ___________________________________________________________________________ 2125     26,138   4.d
                                                                                                          ------------
  5. Trading assets ________________________________________________________________________________ 3545          0   5.
                                                                                                          ------------
  6. Premises and fixed assets (including capitalized leases) ______________________________________ 2145        897   6.
                                                                                                          ------------
  7. Other real estate owned (from Schedule RC-M) __________________________________________________ 2150          0   7.
                                                                                                          ------------
  8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ______ 2130          0   8.
                                                                                                          ------------
  9. Customers' liability to this bank on acceptances outstanding __________________________________ 2155          0   9.
                                                                                                          ------------
 10. Intangible assets (from Schedule RC-M) ________________________________________________________ 2143      1,917   10.
                                                                                                          ------------
 11. Other assets (from Schedule RC-F) _____________________________________________________________ 2160      3,195   11.
                                                                                                          ------------
 12. Total assets (sum of items 1 through 11) ______________________________________________________ 2170    174,991   12.
                                                                                                          ------------

 (1) Includes cash items in process of collection and unposted debits.
 (2) Includes time certificates of deposit not held for trading.

U.S. TRUST COMPANY OF TEXAS, N.A.     Call Date:   06/30/1999     State #:  48,6797     FFIEC 033
2001 ROSS AVENUE, SUITE 2700          Vendor ID:   D               Cert #:  33217          RC-1
DALLAS, TX  75201                     Transit #:   11101765
                                                                                        ---------
                                                                                            10
                                                                                        ---------

SCHEDULE RC - CONTINUED
                                                                                         Dollar Amounts In Thousands
-----------------------------------------------------------------------------------------------------------------------------
LIABILITES
 13. Deposits:                                                                                       RCON
                                                                                                     ---- ------------
   a. In domestic offices (sum of totals of columns A and C From Schedule RC-E)  RCON                2200    151,940   13.a
                                                                                 ---- -------------       ------------
      (1) Noninterest-bearing(1) _______________________________________________ 6631      15,512                      13.a.1
                                                                                      -------------
      (2) Interest-bearing _____________________________________________________ 6636     136,428                      13.a.2
                                                                                      -------------
   b. In foreign offices, Edge and Agreement subsidiaries, and IBFs(1)
      (1) Noninterest-bearing __________________________________________________
      (2) Interest-bearing _____________________________________________________                     RCON
                                                                                                     ---- ------------
 14. Federal funds purchased and securities sold under agreements to repurchase ____________________ 2800         00   14
                                                                                                          ------------
 15. a. Demand notes issued to the U.S. Treasury ___________________________________________________ 2840          0   15.a
                                                                                                          ------------
     b. Trading liabilities ________________________________________________________________________ 3548          0   15.b
                                                                                                          ------------
 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less ______________________________________________ 2332          0   16.a
                                                                                                          ------------
     b. With a remaining maturity of more than one year through three years ________________________ A547      2,000   16.b
                                                                                                          ------------
     c. With a remaining maturity of more than three years _________________________________________ A548      1,000   16.c
                                                                                                          ------------
 17. Not applicable
                                                                                                          ------------
 18. Bank's liability on acceptances executed and outstanding ______________________________________ 2920          0   18
                                                                                                          ------------
 19. Subordinated notes and debentures(2) __________________________________________________________ 3200          0   19
                                                                                                          ------------
 20. Other liabilities (from Schedule RC-G) ________________________________________________________ 2930      2,275   20
                                                                                                          ------------
 21. Total liabilities (sum of items 13 through 20) ________________________________________________ 2948    157,215   21
                                                                                                          ------------
 22. Not applicable

EQUITY CAPITAL                                                                                       RCON
                                                                                                     ---- ------------
 23. Perpetual preferred stock and related surplus _________________________________________________ 3838      4,000   23
                                                                                                          ------------
 24. Common stock __________________________________________________________________________________ 3230        500   24
                                                                                                          ------------
 25. Surplus (exclude all surplus related to preferred stock) ______________________________________ 3839      8,384   25
                                                                                                          ------------
 26. a. Undivided profits and capital reserves _____________________________________________________ 3632      5,382   26.a
                                                                                                          ------------
     b. Net unrealized holding gains (losses) on available-for-sale securities _____________________ 8434       (490)  26.b
                                                                                                          ------------
     c. ACCUMULATED NET GAINS (LOSSES ON CASH FLOW HEDGES) _________________________________________ 4336          0   26.c
                                                                                                          ------------
 27. Cumulative foreign currency translation adjustments ___________________________________________
                                                                                                          ------------
 28. Total equity capital (sum of items 23 through 27) _____________________________________________ 3210     17,776   28
                                                                                                          ------------
 29. Total liabilities and equity capital (sum of items 21 and 28) _________________________________ 3300    174,991   29
                                                                                                          ------------
MEMORANDUM

TO BE REPORTED ONLY WITH THE REPORT OF CONDITION.

  1. Indicate in the column at the right, the number of the statement below that best describes              NUMBER
     the most comprehensive level of auditing work performed for the bank by independent external         ------------
     auditors as of any date during 1998 ___________________________________________________________ 6724        N/A   M.1
                                                                                                          ------------

1 = Independent audit of the bank conducted in accordance                 4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a                           external auditors (may be required by state chartering
    certified public accounting firm which submits a report                   authority)
    on the bank
                                                                          5 = Review of the bank's financial statements by external
2 = Independent audit of the bank's parent holding company                    auditors
    conducted in accordance with generally accepted
    auditing standards by a certified public accounting                   6 = Compilation of the bank's financial statements by
    firm which submits a report on the consolidated                           external auditors
    holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in                       7 = Other audit procedures (excluding tax preparation
    accordance with generally accepted auditing standards                     work)
    by a certified public accounting firm (may be required
    by state chartering authority)                                        8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.